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                                                                  EXHIBIT 10.31


                   DEVELOPMENT AND TURNKEY SERVICES AGREEMENT

         This Development and Turnkey Services Agreement (this "Agreement") is entered into by and between Capital Senior Living Corporation, a Delaware corporation ("Capital"), and Tri Point Communities, L.P., a Texas limited partnership ("Tri Point"), this 1st day of September, 1997.

                                   RECITALS:

         WHEREAS, Tri Point has been established to own and/or operate assisted living facilities, independent living facilities, skilled nursing facilities and other related medical facilities (each a "Facility" and collectively the "Facilities"); and

         WHEREAS, Tri Point desires to have Capital develop, construct, market and manage the Facilities; and

         WHEREAS, Capital and its related entities have expertise in coordinating the development and construction of assisted living facilities, independent living facilities, skilled nursing facilities and other related medical facilities;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the undertakings of each of the parties to the other, the parties hereto agree as follows:

         1. Engagement. Tri Point hereby retains Capital and Capital hereby agrees to provide the Services as set forth in Section (2) below.

         2. Capital's Duties. Capital's duties under this Agreement shall be divided into three (3) phases, a development phase, construction phase, and a post-construction phase (collectively, the "Services"), and shall be as follows:

                             I.  Development Phase

         (a) Filing of Applications for Permits, Consents and Approvals. Coordination, advice, recommendations and consultations with respect to the filing of all necessary documents required by any applicable federal, state or local government under applicable law in order obtain any required permit, approval, consent or certificate ("Permit"), including, without limitation, any applicable certificate of need for any Facility, including, without limitation, the preparation and filing by or on behalf of Tri Point of application forms, notices of intent to file and other legal notices.

         (b) Prosecution of Permit Applications and Appeals. Prosecution of Permit applications, preparation of responses to appropriate governmental agencies comments with respect to completeness review as to Permit applications, preparation of responses to taxpayer groups and others with respect to such applications, including attendance at public hearings and meetings with community groups and health planning organizations. Capital shall appeal with all due diligence,
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on behalf of Tri Point, any denials of Permit applications or challenges to the granting thereof which Tri Point elects to contest. The cost of such appeals shall be included in the Contract Price (as defined herein) of each Facility.

         (c) Site Selection. Capital shall assist Tri Point in locating an appropriate site for each Facility ("Site"). Capital shall be responsible for obtaining financing on behalf of and acceptable to Tri Point for all funds necessary to secure land options, purchase agreements and to acquire all land, easements, rights of way and rights of egress or ingress for any such Site; provided, however, that prior to incurring any non-refundable costs and expenses with respect to the location and/or procurement of any such Site, Capital shall first obtain the written approval of Tri Point as to the amount thereof. At Capital's cost (to be included in each Contract Price), the amount of which shall be subject to Tri Point's prior approval, Capital shall order a Phase I Environmental Report to determine the presence or absence of hazardous waste or materials on any such Site. At Capital's cost (to be included in each Contract Price), Capital shall coordinate the title examination to determine that the Site is not subject to any easements, encumbrances, restrictions or agreements which adversely affect the ability of Capital to develop and construct the Facility or the ability of Tri Point to operate the intended Facility thereon. To date, Capital has identified and Tri Point has approved for development each of the Sites identified on Exhibit A attached hereto.

         (d) Zoning Approvals. Capital shall provide assistance in obtaining all applicable governmental permits and approvals for the construction of each Facility, including, without limitation, coordination, advice, recommendations and consultations with respect to the filing of all necessary documents to obtain zoning and inland/wetlands approvals ("Zoning Approvals"); Capital shall prepare all applications for and prosecute the same for all Zoning Approvals required for any Facility. All filing, notice and reasonable legal fees in connection therewith shall be included in the Contract Price. Capital shall not have the right to retain legal counsel without the prior approval of Tri Point which shall not be unreasonably withheld, delayed or conditioned.

         (e) Tri Point Representative. Tri Point shall appoint a representative to communicate with Capital with respect to each Facility (the "Tri Point Representative"). Capital shall, on a periodic basis not less frequently than bi-weekly (or more frequently as reasonably requested by Tri Point) communicate in person or by telephone (at Tri Point's option) with the Tri Point Representative to report with respect to the progress and status of each Facility and to obtain the opinions, views and direction of the Tri Point Representative with respect to the completion of each Facility.

         (f) Decision Making. Nothing herein shall be construed as imposing any obligation on Tri Point to proceed with the construction of the Facilities whether or not the Zoning Approvals for the applicable Facilities are granted, it being understood and agreed that Tri Point shall have a period of thirty (30) days after written notice from Capital to Tri Point of the issuance of a final, non-appealable Zoning Approvals (the "Election Deadline") in which to make such determination as to such Facility and it being further understood and agreed that, except as otherwise provided in this Agreement, in the event Tri Point so elects to proceed, it shall then enter into a development agreement in the form attached hereto as Exhibit B (the "Development Agreement" and collectively "Development Agreements") with Capital with respect to the applicable Facility within ten (10) days after the Election Deadline. In the event Tri Point fails to notify Capital of its determination within such thirty (30) day period, Tri Point shall be deemed to have elected, and shall be obligated to




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proceed with,the Facility.  In such event, Capital may transmit a copy of any such Development Agreement executed by a representative of Capital to Tri Point and within five (5) days of receipt of such agreement, Tri Point shall cause an authorized representative to execute such copy and return the same to Capital.

                            II.  Construction Phase

         Upon the execution of a Development Agreement for a Facility, the parties' rights and obligations shall be as described in each Development Agreement which shall include, without limitation, the following:

         (a) Plans and Specifications. All of the Facilities shall be constructed by Capital pursuant to plans and specifications approved by Tri Point in all material respects.

         (b) Contract Price. The contract price for the construction and furnishing (subject to an allowance set forth below) of the subject Facility under the applicable Development Agreement (herein the "Contract Price") shall be an amount equal to the costs incurred by Capital in the development and construction of such Facility plus an amount to be agreed upon between four percent (4%) and seven percent (7%) for overhead and profit.

         (c) FF&E. The Contract Price for each Facility will include an allowance ("FF&E Allowance") for furniture, fixtures & equipment ("FF&E") equal to the amount of the allowance therefor as agreed upon by Capital and Tri Point. Tri Point will make selections in a timely fashion and all items will be ordered by Capital. Any amounts expended for FF&E above the FF&E Allowance therefore will be an increase adjustment to the Contract Price, the cost of which will be passed through to Tri Point at Capital's actual cost. Capital will endeavor to obtain the lowest possible cost for such items. Prior to incurring any costs in excess of the FF&E Allowance, Capital shall use its reasonable best efforts to notify Tri Point in writing of the estimated amount of such excess. Capital will, upon request, provide Tri Point with documentation of the costs incurred by Capital for which reimbursement is sought.

         (d) Unusual Site Conditions. The costs by Capital in remedying unusual site conditions will be an increase adjustment to the Contract Price for each Facility to the extent that such costs exceed an agreed upon allowance therefor as a result of unusual site conditions not identifiable by Capital after the exercise of reasonable diligence at the time the Site was acquired. At such time as Capital becomes aware of any such unusual site conditions, Capital shall promptly notify Tri Point of the same and of the amount by which the estimated cost to correct said site conditions shall exceed such allowance. Capital will endeavor to obtain the lowest possible cost in remedying such unusual site conditions and will charge Tri Point for Capital's actual cost incurred.

         (e) Financing. Capital will arrange for the provision of construction and permanent financing for each of the Facilities on terms acceptable to Tri Point, in its sole discretion. Notwithstanding the foregoing, Capital shall not have any obligation to guaranty the payment or performance obligations of Tri Point under the terms of such financing.




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         (f)     Occupancy Development Program.  Capital will prepare and
recommend to Tri Point, for its approval, an occupancy development program for the Facility and budget for the cost of such program which shall include the planning and arranging for the creative services, production, type, mix, copy, placement and purchase of the material and media as necessary to implement said occupancy development program.

                         III.  Post-Construction Phase

         Each Facility unless otherwise agreed upon by Tri Point and Capital prior to the execution of the Development Agreement, shall be managed by Capital Senior Living, Inc. or an affiliate of Capital Senior Living, Inc. ("Manager") pursuant to the terms of a Management Agreement (a copy of which shall be attached to the Development Agreement as an exhibit thereto) in form and substance mutually agreeable to the parties ("Management Agreement"). Manager shall be responsible for establishing all policies and objectives for the Facility subject to the approval of Tri Point. In the event of the termination of the Management Agreement, Tri Point may either elect to manage the Facility itself or may select such management firm as it desires.

         The parties' rights and obligations shall be as described in each Management Agreement which shall include, without limitation, the following:

         (a) Manager shall provide consultant and management services, install operating procedures and take such steps as it deems necessary, all subject to and in accordance with the policies and guidelines approved by Tri Point to prepare the Facility for occupancy and operation.

         (b) Manager shall recruit and train, at its expense a competent executive director acceptable to the Tri Point for the supervision of the administrative functions of each Facility. Such executive director shall be qualified to meet the requirements established by all federal, state and/or local administrative bodies or agencies having jurisdiction over each Facility.

         (c) Manager shall assist Tri Point in the licensing, equipping and staffing phases of each Facility. The staff of each Facility shall be employees of the Manager.

         (d) Manager shall furnish and install operating procedures, systems and controls developed by it for the purposes of providing effective management techniques and functions for the benefit of the Residents of each Facility.

         (e) Manager shall assist in the preparation of each initial operating budget and annual operating budgets for each Facility for each year of the term of the Management Agreement. Following the initial occupancy of each Facility, Manager will report to Tri Point at least once each month on the financial status of each Facility during the previous month.

         (f) Manager shall receive a monthly management fee under the Management Agreement equal to five percent (5%) of Gross Revenues generated during the proceeding month provided that the monthly management fee shall not be less than Five Thousand Dollars ($5,000.00), and a marketing lease-up fee of Five Hundred Dollars ($500.00) for each unit leased at the time the unit is initially occupied.




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         (g)     The Management Agreement shall also provide, at the option of
Capital, that Capital will have the right to lease each Facility upon the terms and conditions set forth in a mutually agreeable lease agreement (which shall be attached to each Management Agreement as an Exhibit thereto).

         3. Agency. Capital shall be designated as Tri Point's agent for purposes of performing all of the above services; provided, however, that Capital shall consult with and secure the approval of Tri Point prior to signing any applications or documents in Tri Point's name.

         4. Costs and Expenses. Capital shall be responsible for all costs and expenses incurred by Capital in the performance of its obligations hereunder, including but not limited to, the payment of all compensation and benefits to employees of Capital and any normal and customary transportation or incidental business related expenses incurred by employees of Capital. In the event a final, non-appealable Permit is not granted or final and a Facility is not constructed or in the event Tri Point elects not to proceed with a project after the granting thereof in accordance with the terms contained hereinabove, to the extent not previously or directly paid by Tri Point, Tri Point will reimburse Capital for all reasonable and documented out-of-pocket expenses incurred by it, if any, in connection with the provision of the foregoing services.

         5. Independent Agreements. The agreements with respect to each Facility as set forth herein are independent of the agreements with respect to any other Facilities since there is no guaranty that a suitable Site or other condition precedent will be met with respect to any particular Facility.

         6. Indemnity. Capital agrees at all times to indemnify and defend Tri Point affiliates, and its respective employees, officers, directors, servants and agents (collectively, the "Tri Point Parties") and hold and save the Tri Point Parties harmless of and from and against any and all liabilities and indebtedness, obligations, losses, damages, costs and expenses (including reasonable attorneys' fees) suffered or incurred by the Tri Point Parties by reason of any claim or demand brought by anyone or any action or proceeding instituted or judgment rendered against the Tri Point Parties arising out of or resulting in any manner from Capital's breach or failure to perform Capital's material obligations, responsibilities or duties as required by this Agreement, Capital's failure to be appropriately licensed to perform the services required of it hereunder, or any negligent willful act or omission of Capital or any of its subcontractors, agents or employees.

         Tri Point agrees at all times to indemnify and defend Capital and its affiliates and their respective employees, officers, directors, servants and agents (collectively, the "Capital Parties") and hold and save the Capital Parties harmless of and from and against any and all liabilities and indebtedness, obligations, losses, damages, costs and expenses (including reasonable attorneys' fees) suffered or incurred by the Capital Parties, by reason of any claim or demand brought by anyone or any action or proceeding instituted or judgment rendered against the Capital Parties arising out of or resulting in any manner from Tri Point's breach or failure to perform, Tri Point's material obligations, responsibilities or duties as required by this Agreement, or any negligent willful act or omission of Tri Point or any of its subcontractors, agents or employees.




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         7.      Termination.  Tri Point and Capital shall not be required to proceed with the execution and delivery of any additional Development Agreements for additional Facilities in the event of a material default by the other party with respect to one or more Facilities then under construction which is not cured within any applicable cure period provided for in the applicable Development Agreement. In the event of the termination of any Development Agreement, any amounts due on account of services performed prior to the effective date of termination which have not been previously paid will be paid (pro rata through the effective date of termination) promptly following termination less any damages sustained by the non-breaching party as a result of the breach. Any such termination shall not affect the rights of the parties under this Agreement which relate to events prior to such termination, including without limitation, rights under this Section 7.

         8. Notices. All notices which may be given to any of the parties hereunder shall be in writing and shall be either sent by telecopy transmission to a telecopy machine located in the office of Tri Point or Capital, as the case may be, or hand delivered or sent by registered or certified mail, return receipt requested, or by Federal Express or similar nationally recognized overnight delivery servicer providing a receipt, and postage prepaid as follows:

To Capital:

         Capital Senior Living Corporation
         14160 Dallas Parkway, Suite 300
         Dallas, Texas
         Attention:  Keith N. Johannessen, President

         With a copy to:

         Capital Senior Living Corporation
         14160 Dallas Parkway, Suite 300
         Dallas, Texas
         Attention: David R. Brickman, VP and General Counsel

To Tri Point:

         Tri Point Communities, L.P.
         14160 Dallas Parkway, Suite 300
         Dallas, Texas
         Attention: Charles W. Allison, Vice President

         Such addresses may be changed from time to time by notice from Tri Point or Capital to the others.

         The effective date of any such notice shall be the date of actual receipt at Tri Point's address or Capital's address, as applicable, if hand delivered, sent by overnight delivery or sent by facsimile transmission or registered mail, or three (3) days after such notice is properly deposited for mailing if sent by United States mail.




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         9.      General Provisions:

         (a) Gender, Number. Whenever the context requires, the use herein of (i) the neuter general includes the masculine and feminine genders; and (ii) the singular number includes the plural number.

         (b) Entire Agreement. This Agreement and any document executed pursuant hereto contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into and superseded by this Agreement.

         (c) Modifications. No modifications, waiver or discharge of this Agreement will be valid unless it is in writing and signed by the parties hereto.

         (d) Attorneys' Fees and Costs. If either party commences an action for the interpretation, reformation, enforcement or rescission of this Agreement, the prevailing party will be entitled to recover from the other party reasonable attorneys' fees and court and other costs incurred, including without limitation, its costs and fees on appeal.

         (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together will constitute one instrument.

         (f) Applicable Laws. This Agreement shall be construed and enforceable in accordance with the laws of the Texas.

         (g) Time of Essence. Time is strictly of the essence with respect to each and every term, condition, obligation and provision herein.

         (h) Further Instruments. Each party hereto shall from time to time execute and deliver such further instruments as the other party or its counsel may reasonably request to effectuate the intent of this Agreement.

         (i) Joint Effort. The preparation of this Agreement has been a joint effort of the parties, and the resulting document shall not be construed more severely against one of the parties than the other.

         (j) Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision hereof.

         (k) Severability. The invalidity or unenforceability of one or more of the phrases, sentences, provisions, clauses, sections or Articles contained in this Agreement shall not affect the validity or enforceability of the remaining portions, so long as the material purposes of this Agreement can be determined and effectuated.




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         (l)     Exhibits.  The Exhibits attached to this Agreement are hereby incorporated by reference and made a part of this Agreement.

         (m) Successors. Subject to the limitations on assignment set forth in Section 9(o), this Agreement shall be binding upon the parties hereto, their respective successors and assigns.

         (n) Brokers. Each of Tri Point and Capital represent and warrant to the other that no broker or finder has acted on its behalf in connection with this Agreement, or the transactions contemplated hereby or referred to herein. Each of Tri Point and Capital agrees to indemnify and hold the other harmless from any claim or demand for commission or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of such party.

         (o) Assignment. Tri Point shall have no right to assign its rights or delegate its obligations under this Agreement to another entity or person without the prior written consent of Capital except that this Agreement, or this Agreement as it relates to a specific Facility, may be assigned by Tri Point, in whole or in part, to an affiliate of Tri Point without the consent of Capital, provided that Tri Point shall remain primarily liable for payment and performance of all obligations under this Agreement after the assignment. Capital shall have no right to assign its rights or delegate its obligations under this Agreement to another entity or person without the prior written consent of Tri Point, except that this Agreement may be assigned by Capital, in whole or in part, to an affiliate of Capital without the consent of Tri Point, provided that Capital shall remain primarily liable after such assignment. Each of Tri Point and Capital shall promptly provide the other with notice of an assignment permitted by the terms hereof without the consent of the other party. The term "affiliate" shall mean any entity which is controlled by, under common control with, or which controls, Tri Point or Capital, as the case may be.

         (p) Cooperation. Both parties agree that they shall cooperate with each other in allowing Capital to perform its duties under this Agreement, including, without limitation, Tri Point providing prompt responses to all inquiries made by Capital in connection with all aspects of the work for each Facility, including, without limitation, the selection of the FF&E for each Facility and all background documentation (including without limitation financials, census data and corporate documents) needed to complete, file and prosecute the Permit applications and Zoning Approvals and will sign all applications as necessary.

         (q) Development Agreement to Control. In the event that any of the terms or conditions set forth herein are inconsistent with or contrary to any of those set forth in an applicable Development Agreement for a Facility, then the terms and conditions set forth in such Development Agreement shall control.




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         EXECUTED as an instrument under seal effective as of the date first set forth above.

                                   CAPITAL SENIOR LIVING CORPORATION


                                   By:
                                      -----------------------------------------
                                      Name:  Keith N. Johannessen
                                             Its President


                                   TRI POINT COMMUNITIES, L.P.


                                   By:
                                      -----------------------------------------

                                      By:
                                         --------------------------------------
                                         Name:
                                         Its:




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                                   EXHIBIT A




- --------------------------------------------------------------------------------
                              RESIDENT CAPACITY
- --------------------------------------------------------------------------------
                  ASSISTED     INDEPENDENT     SKILLED
SITE LOCATION     LIVING       LIVING          NURSING     OWNERSHIP     MANAGER
- --------------------------------------------------------------------------------





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                                   EXHIBIT B

                                       TO

                   DEVELOPMENT AND TURNKEY SERVICES AGREEMENT

                             DEVELOPMENT AGREEMENT

                                    Between

                       CAPITAL SENIOR LIVING CORPORATION

                                      And

                          TRI POINT COMMUNITIES, L.P.





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